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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 17, 1999 included in this Annual Report on Form 10-K for the year ended December 31, 1998 into SkyTel Communication, Inc.'s, formerly Mobile Telecommunication Technologies Corp., previously filed Registration Statements on Form S-8, File Nos. 33-31617, 33-42494, 33-55722, 33-62032, 33-
64583 and 333-53727 and Registration Statement on Form S-3, File No. 333-16245.




                                             ARTHUR ANDERSEN LLP


Jackson, Mississippi,
March 29, 1999.